                                                                 EXHIBIT 12.01


                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)


                                                For the Nine          For the Year          For the Year          For the Period
                                                Months Ended              Ended                 Ended             May 5, 1994 to
                                             September 30, 1997     December 31, 1996     December 31, 1995     December 31, 1994
                                             ------------------     -----------------     -----------------     -----------------


Pretax Income from Continuing Operations            84,266              $    47,951           $    36,358           $    12,595
Interest Expense                                    54,687                   42,926                18,781                 3,493
Amortization of Deferred Financing Costs             2,157                    2,812                 2,500                   923
                                                   -------              -----------           -----------           -----------

Earnings                                           141,110              $    93,689           $    57,639           $    17,011
                                                   =======              ===========           ===========           ===========

Interest Expense                                    54,687                   42,926                18,781                 3,493
Capitalized Interest                                 1,351                      946                   916                   --
Amortization of Deferred Financing Costs             2,157                    2,812                 2,500                   923
                                                   -------              -----------           -----------           -----------

Fixed Charges                                       58,195              $    46,684           $    22,197           $     4,416
                                                   =======              ===========           ===========           ===========

Ratio of Earnings to Fixed Charges                    2.42                     2.01                  2.60                  3.85
                                                   =======              ===========           ===========           ===========